UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2011

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 17, 2010, The Shaw Group Inc. (the "Company") filed a Proxy Statement on Schedule 14A with the Securities and Exchange Commission relating to its 2011 Annual Meeting of Shareholders. In its Proxy Statement, the Company submitted to shareholders a proposal to approve the Company’s amended 2008 Omnibus Plan (the "Plan") that authorizes for issuance an additional 1,750,000 shares of the Company’s common stock. We wish to clarify additional details in respect to the Company's intention in granting future awards under the proposed amendment to the Plan.

Burn Rate Commitment

The Company commits that its average burn rate of equity awards under the Plan for the next three fiscal years, including the current fiscal year which began on September 1, 2010 will not exceed 2.0% of common shares outstanding. The burn rate will be calculated with the weighted average common shares outstanding as the denominator. For the sole purpose of calculating burn rate, full-value awards will be counted at a rate of 2.5 shares for each restricted stock or restricted stock unit granted (as opposed to each stock option which will be counted as one share) for the fiscal years 2011, 2012 and 2013. The 2.5 rate was determined using Institutional Shareholder Services recommended methodology based on the volatility of the Company’s stock as of September 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

January 3, 2011	By:	John Donofrio

Name: John Donofrio
Title: Executive Vice President, General Counsel and Corporate Secretary